Exhibit 10.2

THIS WARRANT CERTIFICATE AND THE WARRANTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), BUT HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL EITHER (i) THE HOLDER THEREOF SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION THEREOF UNDER THE SECURITIES ACT IS NOT REQUIRED OR (ii) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT THERETO SHALL HAVE BECOME EFFECTIVE.

No. 40                                                                                                                         As of September 16, 2003

WARRANT CERTIFICATE

To Subscribe for and Purchase Shares of Common Stock, par value $0.01 per share, of

U.S. WIRELESS DATA, INC.

     THIS CERTIFIES that, for value received, Brascan Financial Corporation, an Ontario corporation (the “Holder”), or its registered successors and assigns, is the owner of 10,000,000 warrants (the “Warrants”), each of which entitles the owner thereof to purchase from U.S. WIRELESS DATA, INC., a Delaware corporation (herein called the “Company”), at any time during the period from the date hereof through 11:59 P.M., New York City time, on September 16, 2008, one share of Common Stock, par value $0.01 per share, of the Company (individually, a “Common Share” and collectively, the “Common Shares”), at an initial exercise price of $0.15 per share, subject to the conditions set forth in Section 1 and subject to adjustment from time to time pursuant to the provisions of Section 2. For purposes of this Warrant Certificate, the term “Common Shares” shall mean the class of capital stock of the Company designated Common Stock, par value $0.01 per share, as constituted on the date hereof, and any other class of capital stock of the Company resulting from successive changes or reclassifications of the Common Shares.

     1. Exercise of Warrants. (a) The Warrants evidenced hereby may be exercised by the registered holder hereof, in whole or in part, at any time on or after the earlier to occur of: (i) December 31, 2003, if the convertible preferred stock financing as contemplated by that certain term sheet dated August 11, 2003 between the Company and the Holder or its affiliate is not consummated by that date or (ii) the consolidation or merger of the Company with another entity, or the sale, transfer or other disposition of all or substantially all of the Company’s assets and properties to another entity. This Warrant Certificate shall terminate and be of no further force and effect if the financing described in Section 1(a)(i) hereof is consummated on or prior to December 31, 2003. The Warrants may be exercised in whole or in part by the surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Company), at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at such holder’s last address appearing on the books of the Company) and upon payment to the Company of the purchase price of the Common Shares purchased by certified or official bank check or checks payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company. The Company agrees that the Common Shares so purchased shall be deemed to be issued to the registered holder hereof on the date on which this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid; provided, however, that no such surrender and payment on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive such Common Shares as the record holder thereof on such date, but such surrender and payment shall be effective to constitute the person entitled to receive such Common Shares as the record holder thereof for all purposes immediately after the opening of business on the next succeeding day on which such stock transfer books are open. The certificate(s) for such Common Shares shall be delivered to the registered holder hereof within a reasonable time, not exceeding five days, after Warrants evidenced hereby shall have been so exercised and a new Warrant Certificate evidencing the number of Warrants, if any, remaining unexercised shall also be issued to the registered holder within such time unless such Warrants shall have expired. No fractional Common Shares of the Company, or scrip for any such fractional shares, shall be issued upon the exercise of any Warrants. In the event the Warrant shall be exercised in part, the Company shall issue a new warrant certificate to the Holder to purchase such number of Common Shares equal to 10,000,000 (subject to adjustment in accordance with Section 2 hereof) minus the number of Common Shares into which the Warrants have been converted; provided that in all respects, the other terms of such new warrant certificate shall be identical to the terms hereof.

     (b) This Warrant may also be exercised by the Holder, in whole or in part, pursuant to a “cashless exercise.” In the event of a cashless exercise, the Holder shall exchange this Warrant Certificate for that number of Common Shares subject to such cashless exercise (the “Exercised Number of Warrants”) less that number of Warrants which, when multiplied by the then fair market value per Common Share, equals the Exercise Price (as may be adjusted pursuant to Section 2) multiplied by the Exercised Number of Warrants. For purposes of any computation under this subsection (b), the fair market value per Common Share shall be deemed to be the average of the last sale prices of the Common Share on the ten (10) trading days immediately preceding the date of the cashless exercise or, in case no such reported sales take place on any such day, for such day the last reported bid and asked prices of the Common Shares on such day, in either case on the principal national securities exchange on which the Common Shares are admitted to trading or listed, or if not so available, the fair market value of the Common Shares as determined in good faith by the board of directors of the Company.

     2. Adjustment in Exercise Price and Number of Shares. The initial exercise price of $0.15 per share shall be subject to adjustment from time to time as hereinafter provided (such price per Common Share, as last adjusted, being hereinafter called the “Exercise Price”). Upon each adjustment of the Exercise Price, the holder of this Warrant Certificate shall thereafter be entitled to purchase at the Exercise Price resulting from such adjustment, the number of Common Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (a) Adjustment of Warrant Exercise Price upon  Issue of Common Shares. (i) If and whenever after the date hereof the Company shall issue or sell any Common Shares for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale of the Common Shares at the time of such issue or sale, then, forthwith upon such issue or sale, the Exercise Price shall be reduced (but not increased, except as otherwise specifically provided in Section 2(a)(ii)(C)) to an amount (calculated to the nearest one-tenth of a cent) determined as follows:

by dividing (i) an amount equal to the sum of (A) the aggregate number of Common Shares outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price, and (B) the consideration, if any, received by the Company upon such issue or sale, by (ii) the aggregate number of Common Shares outstanding immediately after such issue or sale.

No adjustment of the Exercise Price, however, shall be made in an amount less than $.001 per share, but any such lesser adjustment shall be carried forward and shall be made upon the earlier of (i) the third anniversary of the issuance or deemed issuance of the securities requiring such adjustment hereunder, and (ii) the time of and together with the next subsequent adjustment.

          (ii) For purposes of this Section 2(a), the following paragraphs (A) to (H), inclusive, shall be applicable:

     (A) Issuance of Rights or Options. In case at any time after the date hereof the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any stock or securities convertible into or exchangeable for Common Shares (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), other than options to purchase Common Shares issued to directors, employees of and consultants to the Company in such capacity and approved by the Board of Directors of the Company, whether or not such rights or options or the right to convert or exchange any such Convertible Securities issuable upon the exercise of such rights or options are immediately exercisable, and the price per share for which Common Shares are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of such rights or options which are exercisable for Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of Common Shares issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, with the effect on the Exercise Price specified in Section 2(a). Except as provided in subparagraph (C), no further adjustment of the Exercise Price shall be made upon the actual issue of such Common Shares or Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities.

     (B) Issuance of Convertible Securities. In case at any time after the date hereof the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the right to exchange or convert thereunder is immediately exercisable, and the price per share for which Common Shares are issuable upon such conversion or exchange (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be outstanding as of the date of the issue or sale of such Convertible Securities and to have been issued for such price per share, with the effect on the Exercise Price specified in Section 2(a); provided, however, that (a) except as otherwise provided in subparagraph (C), no further adjustment of the Exercise Price shall be made upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to the provisions of subparagraph (A), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

     (C) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any right or option referred to in subparagraph (A), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (A) or (B), or the rate at which any Convertible Securities referred to in subparagraphs (A) or (B) are convertible into or exchangeable for Common Shares shall change (other than under or by reason of provisions designed to protect against dilution), the Exercise Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Exercise Price which would have been in effect at the time of such readjustment had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any option or right referred to in subparagraph (A), or the termination of any right to convert or exchange any Convertible Securities referred to in subparagraphs (A) or (B), the Exercise Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Exercise Price which would have been in effect at the time of such expiration or termination had such right, option or right to convert or exchange Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted or issued or included in such Convertible Securities, and the Common Shares issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in subparagraph (A) or the rate at which any Convertible Securities referred to in subparagraphs (A) or (B) are convertible into or exchangeable for Common Shares shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Shares upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder, if not already adjusted for such reduction, shall forthwith be adjusted to the amount it would have been had such right, option or Convertible Securities never been issued as to such Common Shares and had adjustments been made upon the issuance of the Common Shares delivered as aforesaid; provided, however, that no such adjustment to the Exercise Price shall be made pursuant to this sentence unless the Exercise Price is reduced thereby.

     (D) Stock Dividends. In case at any time the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in Common Shares or Convertible Securities, any Common Shares or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration with the effect on the Exercise Price specified in this Section 2(a).

     (E) Consideration for Securities. In case at any time Common Shares or Convertible Securities or any rights or options to purchase any Common Shares or Convertible Securities shall be issued or sold for cash, the consideration therefor shall be deemed to be the amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case at any time any Common Shares, Convertible Securities or any rights or options to purchase any Common Shares or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration, as determined reasonably and in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case at any time any Common Shares, Convertible Securities or any rights or options to purchase any Common Shares or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company or a wholly owned subsidiary of the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such Common Shares, Convertible Securities, rights or options, as the case may be. In case at any time any rights or options to purchase any Common Shares or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no consideration is allocated to such rights or options by the parties thereto, such rights or options shall be deemed to have been issued without consideration. In the event of any consolidation or merger of the Company in which stock or securities of another corporation are issued in exchange for Common Shares of the Company or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of Common Shares for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Exercise Price, the determination of the number of Common Shares receivable upon exercise of this Warrant Certificate immediately prior to such merger, consolidation or sale, for purposes of Section 2(c), shall be made after giving effect to such adjustment of the Exercise Price.

     (F) Record Date. In case the Company shall take a record of the holders of its Common Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Shares or Convertible Securities, or (ii) to subscribe for or purchase Common Shares or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares or Convertible Securities deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     (G) Treasury Shares. The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Shares for the purposes of this Section 2(a).

     (H) Exceptions. Notwithstanding the provisions of this Section 2(a), no adjustment to the Exercise Price or the number of Common Shares underlying the Warrants shall be made pursuant to this section 2(a) if: (i) the Company grants options to directors, employees or consultants of the Company pursuant to contracts or plans approved by the Board of Directors of the Company; (ii) the Company issues securities to a “strategic partner” as determined by the Board of Directors of the Company; (iii) the Company issues securities pursuant to a “strategic acquisition” as determined by the Board of Directors; or (iv) the Common Shares or Convertible Securities that are issued and outstanding as of the date hereof.

          (b) Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Shares of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

          (c) Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company’s assets and properties to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the holder of this Warrant Certificate shall thereupon have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Common Shares issuable immediately prior thereto upon exercise of the Warrants, such shares of stock, securities, assets or properties as may be issuable or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares issuable upon exercise of the Warrants immediately prior to such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant Certificate to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities, assets or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation, if other than the Company, resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holder of this Warrant Certificate at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities, assets or properties in accordance with the foregoing provisions. The above provisions of this subparagraph 2(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          (d) Liquidating Dividends. In case at any time the Company shall distribute pro rata to all holders of its Common Shares evidences of its indebtedness or assets (excluding cash dividends or cash distributions paid out of retained earnings or retained surplus) then, forthwith upon such distribution, the Exercise Price shall be reduced by the fair market value of the evidences of indebtedness or assets so distributed applicable to one Common Share (as conclusively determined by an investment banking firm designated by the holder of this Warrant Certificate; it being understood that the fees of such investment banking firm shall be borne by the Company).

          (e) Notice of Determination. Except as otherwise provided herein, upon any adjustment of the Exercise Price, then and in each such case, upon the request by the Holder, the Company shall promptly obtain the opinion of a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing selected by the Company’s Board of Directors, which opinion shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Common Shares issuable upon exercise of the Warrants evidenced hereby, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall promptly mail a copy of such accountants’ opinion to the holder of this Warrant Certificate.

          (f) Intent of Provisions. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the other provisions of this Section 2 are not strictly applicable or if strictly applicable, would not fairly protect the rights of the holders of the Warrants in accordance with the essential intent and principles of such provisions, then such Board of Directors shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holders of the Warrants. Upon receipt of such opinion by the Board of Directors of the Company, the Company shall forthwith make the adjustments described therein; provided, however, that no such adjustment pursuant to this Section 2(f) shall have the effect of increasing the Exercise Price as otherwise determined pursuant to the other provisions of this Section 2 except in the event of a combination of shares of the type contemplated in Section 2(b) and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 2(b).

     3. Other Notices. If at any time prior to the expiration of the Warrants evidenced hereby:

(a) The Company shall declare any dividend on the Common Shares payable in shares of capital stock of the Company, cash or other property; or

     (b) The Company shall authorize the issue of any options, warrants or rights pro rata to all holders of Common Shares entitling them to subscribe for or purchase any shares of stock of the Company or to receive any other rights; or

     (c) The Company shall authorize the distribution pro rata to all holders of Common Shares of evidences of its indebtedness or assets (excluding cash dividends or cash distributions paid out of retained earnings or retained surplus); or

     (d) There shall occur any reclassification of the Common Shares, or any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification of the Common Shares) or a sale or transfer to another corporation of all or substantially all of the properties of the Company; or

(e) There shall occur the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

then, and in each such case, the Company shall deliver to the registered holder hereof at the last address of such holder appearing on the books of the Company, as promptly as practicable but in any event at least 15 days prior to the applicable record date (or determination date) mentioned below, a notice stating, to the extent such information is available, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up.

     4. Representations and Warranties of the Company. The Company represents and warrants to and covenants with the registered holder hereof as follows:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is duly qualified and in good standing under the laws of any foreign jurisdiction where the failure to be so qualified would have a material adverse effect on its ability to perform its obligations under the Warrants evidenced by this Warrant Certificate and it has full corporate power and authority to issue the Warrants and to carry out the provisions of the Warrants evidenced by this Warrant Certificate.

          (b) The issuance, execution and delivery of this Warrant Certificate has been duly authorized by all necessary corporate action on the part of the Company and each of the Warrants evidenced by this Warrant Certificate constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors’ rights, by general principles of equity and by limitations on the availability of equitable remedies.

          (c) Neither the execution and delivery of the Warrants evidenced by this Warrant Certificate by the Company, nor compliance by the Company with the provisions hereof, violates any provision of its Certificate of Incorporation or By-Laws, as amended, or any law, statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with or will result in any breach of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any agreement or instrument to which the Company is a party or by which it or any of its properties is bound.

          (d) Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, $0.01 par value, of which 17,630,382 shares are outstanding and 25,000,000 shares of Preferred Stock of which 5,912,833 of Series C Preferred Stock are outstanding. All such outstanding shares are duly authorized, validly issued, fully paid and nonassessable. Except for the Warrants Shares issuable pursuant to this Agreement, options to purchase up to 4,594,157 shares of Common Stock, and warrants to purchase up to 7,446,516 shares of Common Stock, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements, or calls, demands or commitments, of any kind relating to the issuance, sale or transfer of any additional capital stock or other equity securities of the Company, whether directly or upon exercise or conversion of other securities or pursuant to the terms and conditions of any instrument evidencing Indebtedness of the Company.

     5. Company to Provide Stock. The Company covenants and agrees that all shares of capital stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof to the registered holder hereof. The Company further covenants and agrees that during the period within which the Warrants evidenced hereby may be exercised, the Company will at all times reserve such number of shares of its capital stock as may be sufficient to permit the exercise in full of the Warrants evidenced hereby.

     6. Registered Holder. The registered holder of this Warrant Certificate shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant Certificate shall not be entitled by virtue of ownership of this Warrant Certificate to any rights whatsoever as a shareholder of the Company.

     7. Transfer. This Warrant Certificate and the Warrants evidenced hereby may be sold, transferred, pledged, hypothecated or otherwise disposed to institutions who are affiliates of the Holder, including Mist Inc., an affiliate of the Holder; provided that this Warrant Certificate and the Warrants evidenced hereby may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless, in the opinion of counsel reasonably satisfactory to the Company, such transfer would not require registration under the Securities Act. Any transfer of this Warrant Certificate and the Warrants evidenced hereby, in whole or in part, shall be effected upon surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Company), at the principal office or agency of the Company referred to in Section 1. If all of the Warrants evidenced hereby are being sold, transferred, pledged, hypothecated or otherwise disposed of, the Company shall issue a new Warrant Certificate registered in the name of the appropriate transferee(s). If less than all of the Warrants evidenced hereby are being sold, transferred, pledged, hypothecated or otherwise disposed of, the Company shall issue new Warrant Certificates, in each case in the appropriate number of Warrants, registered in the name of the registered holder hereof and the transferee(s), as applicable. Any Common Shares of the Company issued upon any exercise hereof may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless, in the opinion of counsel reasonably satisfactory to the Company, such transfer would not require registration under the Securities Act. Each taker and holder of this Warrant Certificate, the Warrants evidenced hereby and any shares of capital stock of the Company issued upon exercise of any such Warrants, by taking or holding the same, consents to and agrees to be bound by the provisions of this Section 7.

     8. Information Rights. The Holder shall have all of the rights of a holder of Common Stock under applicable law, whether or not such holder has exercised or exchanged any Warrants, to receive lists of stockholders or other information respecting the Company, to inspect the books and records of the Company and to visit the properties of the Company.

     9. Covenant of the Holder. In the event that the issuance of the Common Shares underlying the Warrants is not registered under the Securities Act of 1933, the Holder agrees that upon the exercise of the Warrants the Holder shall deliver such representation letter as may be reasonably requested by the Company.

     10. Notices. All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Warrant Certificate shall be in writing (i) delivered personally, (ii) sent by nationally-recognized overnight courier, (iii) sent by first class, registered or certified mail, return receipt requested or (iv) sent by facsimile, in each case to such party at its address as follows:

(A)	If to Holder at:	Brascan Financial Corporation BCE Place, 181 Bay Street, Suite 300 P.O. Box 771 Toronto, Ontario M5J 2T3 Attention: Mr. Benjamin M. Vaughan Telephone: (416) 365-9642 Telecopier: (416) 363-0061

and a copy to:	Torys LLP 237 Park Avenue New York, New York 10017 Attention: V. Carl Walker, Esq. Telephone: (212) 880-6106 Telecopier: (212) 682-0200

(B)	If to the Company, at:	U.S. Wireless Data, Inc. 750 Lexington Avenue 20th Floor New York, New York 10022 Attention: Mr. Dean Leavitt Telephone: (212) 750-7766 Telecopier: (212) 905-0205

with a copy to:	Mintz Levin Cohn Ferris Glovsky & Popeo, P.C. 666 Third Avenue New York, New York 10017 Attention: Kenneth Koch, Esq. Telephone: (212) 692-6768 Telecopier: (212) 983-3115

Any notice, demand or request so delivered shall constitute valid notice under this Warrant Certificate and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, (ii) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (iii) on the fifth Business Day after the date of deposit in the U. S. mail in the case of mailing or (iv) upon receipt in the case of a facsimile transmission. Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different person to which all such notices, demands or requests thereafter are to be addressed.

     11. Limitations of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase Common Shares, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price of Common Shares acquirable by exercise hereof or as a stockholder of the Company.

     12. Amendments and Waivers. Any provision of this Warrant Certificate may be amended or waived, but only pursuant to a written agreement signed by the Company and the Holder.

     13. Specific Performance. The Holder shall have the right to specific performance by the Company of the provisions of this Warrant Certificate, in addition to any other remedies it may have at law or in equity without the requirement to post any bond or other security. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Warrant Certificate by the holder of the Warrants.

     14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns.

     15. Governing Law. This Warrant Certificate shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to principles of conflicts of laws).

*         *        *

     IN WITNESS WHEREOF, U.S. WIRELESS DATA, INC. has caused this Warrant Certificate to be signed by a duly authorized officer and to be dated the date first above written.

U.S. WIRELESS DATA, INC.

By: Name: Title:

Attest:

_______________________________
          Secretary